CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of October 20, 1999 between MagicInc.Com., a Delaware corporation ("MAGC"), and Commonwealth Partners NY, L.L.C., with a principal place of business at 117 E. 57th Street, Suite 44B, New York, New York 10022 ("CPNY").

     WHEREAS:

     (A MAGC has done a private placement of its Senior Series A Subordinated Convertible Redeemable Debentures to BVH Holdings, L.L.C., HLKT Holdings, L.L.C. and M & B Trading, L.L.C. ("Purchasers") pursuant to Securities Subscription Agreements of even date between MAGC and Purchaser ("Agreement"); and


     (B MAGC wishes to compensate CPNY for rendering consulting services in connection with the Agreement and the private placement of its Debentures.

     NOW THEREFORE, it is agreed.

     1. Compensation. MAGC shall pay CPNY a consulting fee of $99.000("Fee"),which Fee shall also cover expenses, as follows: $16,500 upon the execution of the Agreement, $11,000 60 days from the execution of the Agreement, and 7 payments of $11,000 each made 30 business days thereafter for an aggregate period of 210 business days (i.e., $77,000), and $5,500 on the 240th business day from the date the agreement is executed. CPNY shall be paid such Fee, in cash, by the Purchasers who shall deduct the Fee from each of the Debentures payments made to MAGC.

     2. Miscellaneous. This Agreement (i) shall be governed by the laws of the State of Colorado; (ii) may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.

     This Consulting Agreement has been executed as of the date first above written.

                          MAGICINC.COM

                          By:/s/
                             ------------------


                          COMMONWEALTH PARTNERS NY, LLC

                           By:/s/
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